Exhibit 99.1

Skillz Announces Redemption of Public Warrants

SAN FRANCISCO – March 22, 2021 – Skillz Inc. (NYSE: SKLZ) (“Skillz”) today announced that it will redeem all of its outstanding public warrants to purchase shares of Skillz’s Class A common stock that were issued under the Warrant Agreement, dated as of March 5, 2020 (the “Warrant Agreement”), by and among Flying Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (“Continental”), and that remain outstanding following 5:00 p.m. New York City time on April 21, 2021 for a redemption price of $0.01 per warrant. Warrants that were issued under the Warrant Agreement in a private placement and still held by Eagle Equity Partners II, LLC, a Delaware limited liability company, or its permitted transferees are not subject to this notice of redemption.

Under the terms of the Warrant Agreement, Skillz is entitled to redeem all of such outstanding public warrants if the reported closing price of Skillz’s Class A common stock is at least $18.00 per share on each of twenty trading days within a thirty trading day period. This share price performance requirement was satisfied as of March 17, 2021.

Continental, in its capacity as warrant agent, has delivered a notice of redemption to each of the registered holders of such outstanding public warrants on behalf of Skillz.

All such public warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on April 21, 2021, to purchase fully paid and non-assessable shares of Common Stock underlying such warrants, at the exercise price of $11.50 per share.

Any such public warrants that remain unexercised following 5:00 p.m. New York City time on April 21, 2021, will be void and no longer exercisable, and the holders of those public warrants will be entitled to receive only the redemption price of $0.01 per warrant.

The shares of Class A common stock underlying such public warrants have been registered by Skillz under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-252868).

Questions concerning redemption and exercise of such public warrants can be directed to: Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, telephone number 212-509-4000.

For a copy of the notice of redemption sent to the holders of such public warrants, please visit our investor relations website at https://investors.skillz.com/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Skillz securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation, or sale would be unlawful.

About Skillz Inc.

Skillz is the leading mobile games platform that connects players in fair, fun, and meaningful competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month. Skillz has earned recognition as one of Fast Company’s Most Innovative Companies, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, and the #1 fastest-growing company in America on the Inc. 5000. www.skillz.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: realize the benefits expected from the business combination; effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Source: Skillz Inc.

Contacts

Investors: ir@skillz.com

Media: skillz@methodcommunications.com